UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016

Moxian, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55017	27-3729742
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Block A, 9/F, Union Plaza, 5022 Binjiang Avenue, Futian District, Shenzhen City, Guangdong Province, China
(address of principal executive offices) (zip code)

Tel: +86 (0)755-66803251
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On July 25, 2016, the Board of Directors of Moxian Inc. (the “Company”) appointed Mr. Tan Wan Hong as the Chief Financial Officer of the Company.

Set forth below is the biographical information of Mr. Tan:

Mr. Tan Wan Hong, age 62, started his career with KPMG Kuala Lumpur in 1981 and was subsequently promoted to be the Resident Manager of the Penang Office. In 1983, Mr. Tan joined Island & Peninsular as Financial Controller before leaving for Sime Darby, Malaysia’s largest Asian-based conglomerate in 1986. He also worked at Sime Darby, holding various senior positions over a span of 18 years until his departure in 2004 following a reorganization of such company. In 2007, Mr. Tan joined Hong Leong Asia, Singapore for a specific assignment in China, which he completed in 2009. After that, he became Head of Investor Relations with 361 Degrees International, a mainland China sportswear group listed on the Stock Exchange of Hong Kong and spent six years as the spokesman of such company. Mr. Tan trained with Grant Thornton in Liverpool, UK and was admitted as an Associate of the Institute of Chartered Accountants (England and Wales) in 1980.

Employment Agreement with Chief Financial Officer

On July 25, 2016, Moxian (Hong Kong) Limited, an indirectly wholly owned subsidiary of the Company, entered into an agreement with Mr. Tan Wan Hong to serve in the role of Chief Financial Officer. Pursuant to the terms of such employment agreement, Mr. Tan’s monthly base salary is CNY 35,000 (USD 5,279) for the probation period, which is the initial three months from the date of the employment agreement, and thereafter, CNY 40,000 (USD 6,033). During the probation period, the employment agreement may be terminated by giving one week’s prior written notice. After the probation, the employment agreement may be terminated by either party by giving one month’s prior written notice, or payment in lieu of appropriate notice. Mr. Luo’s employment may be terminated immediately without notice or payment in lieu, if among other things, Mr. Luo conducts himself in a way that is inconsistent with the due and faithful discharge of his duties. The Company shall reimburse Mr. Tan for all reasonable out of pocket expenses in connection with travel, entertainment and other expenses incurred in the performance of his duties. The payment in lieu of notice of termination is calculated as one month’s salary equal to CNY 40,000 (USD 6,033).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Moxian (Hong Kong) Limited and Mr. Tan Wan Hong, dated July 25, 2016 (incorporated by reference herein to Exhibit 10.25 to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on March 16, 2016, as amended. )

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: August 15, 2016	By:	/s/ James Mengdong Tan
Name: James Mengdong Tan
Title: President and Chief Executive Officer

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